EXHIBIT 10.4

DISTRIBUTION AGREEMENT

THIS AMENDMENT dated December 1, 2011 amends the agreement (“Agreement”) made the first day of  JUNE, 2011 by and between ZHEJIANG UNITED POWER ENERGY CO.,LTD, a corporation duly organized under the laws of the People’s Republic of China having its principal place of business at No. 489 Jianduan Road, Qingshan Industrial Park, Tonglu, Hangzhou, Zhejiang, China (hereinafter "SUPPLIER"), and GOLDEN OASIS NEW ENERGY GROUP, Inc.  , a corporation duly organized under the laws of State of Nevada of the United States, with its registered address at  2112A Stonington Avenue Hoffman Estates, IL 60169 hereinafter ("DISTRIBUTOR").

The Agreement is amended as follows:

Section 5.3  Payment Terms. is amended to add the following:  All products ordered by DISTRIBUTOR must be prepaid by wire transfer or similar means to SUPPLIER.

Section 5.4  Resale Prices is confirmed as follows:  DISTRIBUTOR may resell Products at such prices as DISTRIBUTOR, in its sole discretion, shall determine.

The following section is added:  6.2 Warranty.  The SUPPLIER agrees to provide a limited manufacturing warranty for 30 days at FOB shipping point.  DISTRIBUTOR will offer 30 days limited manufacturing warranty to customers to return the products for replacement or request refund.  The customers will pay the return shipping cost.  DISTRIBUTOR will return defective products received to SUPPLIER for replacement.

ARTICLE 9 is stricken in its entirety and is now RESERVED.

EXHIBIT II is added to define “Territory” as USA and the rights to sell in the USA are granted on an exclusive basis.

EXHIBITS III – IV are stricken as well as any reference thereto in the Agreement.

IN WITNESS WHEREOF, The parties have caused this Agreement to be executed on the date first above written.

GOLDEN OASIS NEW ENERGY GROUP , a corporation duly organized under the laws of State of Nevada, United States of America

By: Kemling Li,
President

ZHEJIANG UNITED POWER ENERGY CO.,LTD,a corporation duly organized under the laws of the People’s Republic of China

By: /s/ D. Chen